Certification of CEO and CFO Pursuant to
                        18 U.S.C. Section 1350,
                        as Adopted Pursuant to
             Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10-Q of Harris & Harris Group, Inc.(the "Company") for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles E. Harris, as Chief Executive Officer of the Company, and Mel P. Melsheimer, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  (1)  The Report fully complies with the requirements of
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Charles E. Harris
-----------------------
Name: Charles E. Harris
Title:	Chief Executive Officer
Date:   November 13, 2002

/s/ Mel P. Melsheimer
-----------------------
Name: Mel P. Melsheimer
Title:	Chief Financial Officer
Date:   November 13, 2002


This certification accompanies the Report pursuant to Section
906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.